Exhibit 1.1

EXECUTION VERSION

UNITED AIRLINES HOLDINGS, INC.

39,250,000 Shares

Common Stock, Par Value $0.01 per Share

UNDERWRITING AGREEMENT

April 21, 2020

MORGAN STANLEY & CO. LLC

BARCLAYS CAPITAL INC.
As representatives of the several underwriters

named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

180 Varick Street, 2nd Floor

New York, NY 10014

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

United Airlines Holdings, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. LLC (“Morgan Stanley”) and Barclays Capital Inc. (“Barclays”) are acting as representatives (the “Representatives”), an aggregate of 39,250,000 of newly-issued shares (the “Initial Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company at a purchase price to the Underwriters of $25.805 per share (the “Purchase Price”). In addition, the Company wishes to grant the Underwriters the option described in Section 2(b) hereof to purchase all or any part of an additional 3,925,000 shares of Common Stock (the “Option Shares”), at the Purchase Price. The Initial Shares, together with all or any part of the Option Shares, are collectively hereinafter called the “Shares.” The Company also agrees the obligation of the Underwriters to purchase the Shares under this agreement shall be several and not joint.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company hereby confirms their agreement with the several Underwriters concerning the purchase and sale of the Shares as set forth below.

The Company understands that the Underwriters propose to make a public offering of the Shares as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company and United Airlines Inc. (“United”) filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-221865) relating to securities, including the Shares (the “Shelf Securities”), to be issued from time to time by the Company. The registration statement (including the respective exhibits thereto and the respective documents filed by the Company and United with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that are incorporated by reference therein), as amended to and including the date of this Underwriting Agreement (the “Agreement”), including the information (if any) deemed to be part of the registration statement pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”) as of the time of the first contract of sale for the Shares , is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated December 1, 2017 filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter referred to as the “Basic Prospectus”. The Basic Prospectus, as supplemented by the final prospectus supplement specifically relating to the Shares, in the form as first filed with the Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 4(d) hereof, is hereinafter referred to as the “Prospectus”, and the term “preliminary prospectus” means any preliminary form of the Prospectus filed with the Commission pursuant to Rule 424 under the Securities Act. For purposes of this Agreement, (i) “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and (ii) “Time of Sale Prospectus” means the preliminary prospectus together the information set forth in item 1 of Schedule II hereto conveyed orally by the Underwriters to purchasers of the Shares and the free writing prospectus identified in item 1 of Schedule II hereto, if any. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “preliminary prospectus”, “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement”, “amendment” and “amend”, as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus, the Prospectus, any preliminary prospectus or any free writing prospectus, shall include all documents subsequently filed by the Company (or either of them) with the Commission pursuant to the Exchange Act and incorporated by reference therein.

1.                  Representations and Warranties. (a) The Company represents and warrants to and agrees with each Underwriter as of the date hereof, the Applicable Time, the Closing Date and each Date of Delivery (each, a “Representation Date”) that:

(i)                 The Company meets the requirements for use of Form S-3 under the Securities Act; the Registration Statement has become effective; and, on the original effective date of the Registration Statement and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Registration Statement complied in all material respects with the requirements of the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending before or, to the knowledge of the Company, threatened by the Commission. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and the Company at the time the Registration Statement was initially filed was, and as of the date hereof is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement, and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Registration Statement did not, as of any effective date, and does not, as of the date hereof, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. As of its date and on the Closing Date (as defined below) and each Date of Delivery, the Prospectus, as amended and supplemented, if the Company shall have made any amendment or supplement thereto, does not and will not include an untrue statement of a material fact and does not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Registration Statement, as of the date hereof, complies and the Prospectus complies, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. The Time of Sale Prospectus did not, as of 5:00 P.M., Eastern Time, on the date of this Agreement (the “Applicable Time”), and the Time of Sale Prospectus and each Date of Delivery, as then amended or supplemented by the Company, if applicable, will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any information included in any “issuer free writing prospectus” (as defined in Rule 433(h) under the Securities Act) used in connection with the offering of the Shares does not conflict with the information contained in the Registration Statement, including any prospectus or prospectus supplement that is part of the Registration Statement (including pursuant to Rule 430B under the Securities Act) and not superseded or modified and, when taken together with the Time of Sale Prospectus, as amended and supplemented, each such “issuer free writing prospectus”, as amended and supplemented, did not as of the Applicable Time, and will not as of the Closing Date and each Date of Delivery, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentences do not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon (A) written information furnished to the Company by any Underwriter through the Representatives expressly for use therein or (B) statements or omissions in that part of each Registration Statement which shall constitute the Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1.

(ii)               The documents incorporated by reference in the Time of Sale Prospectus or the Prospectus pursuant to Item 12 of Form S-3 under the Securities Act, at the time they were filed with the Commission or hereafter, during the period mentioned in Section 4(a) hereof, are filed with the Commission, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act.

(iii)            The Company is not an “ineligible issuer” in connection with the offering of the Shares pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule II hereto, the Company has not prepared, used or referred to, any free writing prospectus in connection with the offering of the Shares.

(iv)             The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Time of Sale Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries taken as a whole (a “Company Material Adverse Effect”).

(v)               United has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus; and United is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Company Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company that constitutes a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof (each, a “Subsidiary”), has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Time of Sale Prospectus, each Subsidiary’s capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(vi)              Except as described in the Time of Sale Prospectus, neither the Company nor United is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Company Material Adverse Effect. The execution, delivery and performance of this Agreement and the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action of the Company and will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or United pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company or United is a party or by which the Company or United may be bound or to which any of the property or assets of the Company or United is subject, which breach, default, lien, charge or encumbrance, individually or in the aggregate, would have a Company Material Adverse Effect, nor will any such execution, delivery or performance result in any violation of the provisions of the charter or by-laws of the Company or United or any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or United.

(vii)             No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement, or the consummation of the transactions contemplated hereby, except such as may be required under the Securities Act, the Trust Indenture Act, the securities or “blue sky” or similar laws of the various states and of foreign jurisdictions or rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(viii)            The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(ix)               The Shares have been duly authorized for issuance by the Company and sale pursuant to this Agreement and such Shares, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will not be subject to preemptive or other similar rights; and the Common Stock conforms in all material respects to the description thereof and to all statements relating thereto contained in the Time of Sale Prospectus and the Prospectus.

(x)               The consolidated financial statements of the Company incorporated by reference in the Time of Sale Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes. The financial statement schedules, if any, incorporated by reference in the Time of Sale Prospectus present the information required to be stated therein.

(xi)               United is a “citizen of the United States” within the meaning of Section 40102(a)(15) of Title 49 of the United States Code, as amended, and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code, as amended, for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. All of the outstanding shares of capital stock of United have been duly authorized and validly issued and are fully paid and non-assessable.

(xii)              Except as disclosed in the Time of Sale Prospectus, the Company has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Company Material Adverse Effect; and except as disclosed in the Time of Sale Prospectus, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would have a Company Material Adverse Effect.

(xiii)             Except as disclosed in the Time of Sale Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries or any of its properties that individually (or in the aggregate in the case of any class of related lawsuits) could reasonably be expected to result in a Company Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement.

(xiv)            Except as disclosed in the Time of Sale Prospectus, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Company Material Adverse Effect.

(xv)             The Company and United have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets and to conduct their respective business in the manner described in the Prospectus and to consummate the transactions contemplated hereby, except for those previously obtained or as may be required under the Securities Act or the rules of FINRA or to the extent that the failure to so obtain, declare or file would not have a Company Material Adverse Effect.

(xvi)             Except as disclosed in the Time of Sale Prospectus, (x) neither the Company nor United is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Company Material Adverse Effect, and (y) neither the Company nor United is aware of any pending investigation which might lead to such a claim that is reasonably expected to have a Company Material Adverse Effect.

(xvii)           Ernst & Young LLP, who examined and issued an auditors’ report with respect to the consolidated financial statements of the Company and United and the financial statement schedules of the Company and United, if any, included or incorporated by reference in the Registration Statement, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the Securities Act.

(xviii)           Each preliminary prospectus filed pursuant to Rule 424 under the Securities Act and included in the Time of Sale Prospectus complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xix)             Each of the Company and United is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus, will not be, an “investment company”, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act.

(xx)              This Agreement will, upon execution and delivery thereof conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.

(xxi)             The Company and United each (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company or United, as applicable, and its consolidated subsidiaries and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (3) access to material assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xxii)            The interactive data in extensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxiii)           Except as set forth in the Time of Sale Prospectus, (A) the Company and United maintain required “disclosure controls and procedures” (as defined in Rules 13(a)-15(e) and 15d-15(e) under the Exchange Act, as applicable) and (B) the “disclosure controls and procedures” of the Company and United are designed to reasonably ensure that material information (both financial and non-financial) required to be disclosed by it in the reports that it files or furnishes under the Exchange Act is communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of its Chief Executive Officer and Chief Financial Officer required under the Exchange Act with respect to such reports.

(xxiv)          The Company and its subsidiaries have instituted and maintained policies and procedures designed to promote and achieve compliance with the Foreign Corrupt Practices Act of 1977, as amended, and to the knowledge of the Company, the Company and its subsidiaries have conducted their businesses in compliance with such policies and procedures.

(xxv)            Neither the Company nor any of its subsidiaries, nor to the Company’s knowledge any of its affiliates, has taken nor will take, directly or indirectly, any action designed to cause or result in, or which constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares (it being understood that the purchase of any Shares will not be deemed to constitute stabilization or manipulation of the price of the shares of Common Stock).The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any U.S. governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xxvi)          None of the Company, nor any of its subsidiaries (collectively, the “Company Entity”) or, to the knowledge of the Company, any director, executive officer or affiliate of the Company Entity, is an individual or entity (“Person”) that is itself, or is controlled by a Person that is currently the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”); and the Company represents and covenants that the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (x) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, or (y) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in this offering, whether as underwriter, advisor, investor or otherwise).

(xxvii)          Except as would not be expected to have a Company Material Adverse Effect and except as may be disclosed in the Prospectus or the Time of Sale Prospectus, (i)(x) to the Company’s knowledge, there has been no material security breach or other material compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that could reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data; (ii) the Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification; and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(xxviii)         No holder of securities of the Company has any rights to the registration of the offer and sale of securities of the Company because of the filing of the Registration Statement or otherwise in connection with the sale of the Shares contemplated in this Agreement, except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus and properly waived.

(xxix)           Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the authorized, issued and outstanding Common Stock of the Company is as set forth in the balance sheet included in or incorporated by reference into the Time of Sale Prospectus and Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and were not issued in violation of or subject to any preemptive or similar rights that entitle or will entitle any person to acquire any Shares from the Company upon issuance thereof by the Company.

(b)               The parties agree that any certificate signed by a duly authorized officer of the Company and delivered to an Underwriter, or to counsel for the Underwriters, on the Closing Date and in connection with this Agreement or the offering of the Shares, shall be deemed a representation and warranty by (and only by) the Company, to the Underwriters as to the matters covered thereby.

2.                  Purchase, Sale and Delivery of Shares.

(a)               Initial Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the price per share set forth in the first paragraph of this Agreement, the number of Initial Shares set forth in opposite their respective names in Schedule I hereto plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 7 hereof.

(b)               Option to Purchase Additional Shares. In addition, on the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 3,925,000 Option Shares at the purchase price set forth in the first paragraph of this Agreement. The option hereby granted will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time which may be made in connection with the offering and distribution of the Initial Shares upon notice by the Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters but shall not be later than ten full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to Closing Date, unless otherwise agreed upon by the Representatives and the Company; provided that the Date of Delivery shall be the Closing Date if the exercise of said option shall occur prior to the Closing Date, unless otherwise agreed upon by the Representatives and the Company. If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares each such Underwriter has severally agreed to purchase as set forth in Schedule I hereto bears to the total number of Initial Shares, subject to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional Shares.

(c)               Payment. Payment of the purchase price for, and delivery of certificates for, or other evidence of, the Initial Shares shall be made at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 9), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called the “Closing Date”).

In addition, in the event that the option to purchase Option Shares is exercised by the Underwriters, payment of the purchase price for, and delivery of certificates for, or other evidence of, the Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company, as the case may be, against delivery to the Representatives for the several accounts of the Underwriters of certificates for, or other evidence of, the Shares to be purchased by them.

(d)               Certificates. The certificates for, or other evidence of, the Shares, shall be in such denominations and registered in such names as the Representatives shall request not later than two business days prior to the Closing Date. The certificates for, or other evidence of, the Shares, shall be made available for inspection not later than 10:00 A.M. (Eastern Time) on the business day prior to the Closing Date.

(e)               Delivery. It is understood that each Underwriter has authorized the Representative, on its behalf and for its account, to accept delivery of, receipt for, and make payment of the Purchase Price for, the Shares that it has agreed to purchase. Each of Morgan Stanley and Barclays, individually and not as a representative, may (but shall not be obligated to) make payment of the Purchase Price for the Shares to be purchased by any Underwriter whose check or checks shall not have been received by the Closing Date.

3.                  Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase and pay for the Shares pursuant to this Agreement on the Closing Date and each Date of Delivery are subject to the following conditions:

(a)               At the Closing Date and each Date of Delivery, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission and the Company shall not have received from the Commission any notice objecting to the use of an automatic shelf registration statement pursuant to Rule 401(g)(2) under the 1933 Act, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433, (iv) there shall not have come to any Underwriter’s attention any facts that would cause such Underwriter to believe that (A) the Time of Sale Prospectus, at the Applicable Time, or (B) the Prospectus, at the time it was required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading and (v) the Shares shall be approved for listing on the NASDAQ Global Select Market.

(b)               At the Closing Date, the Underwriters shall have received an opinion and negative assurance letter of Sidley Austin LLP, counsel for the Company, dated such date, in form and substance reasonably satisfactory to the Representatives.

(c)               At theClosing Date, the Underwriters shall have received an opinion of the Senior Managing Counsel — Finance, Fleet & Loyalty of United, dated such date, in form and substance reasonably satisfactory to the Representatives.

(d)               At the Closing Date, the Underwriters shall have received an opinion and negative assurance letter of Milbank LLP, counsel for the Underwriters, dated such date, with respect to the issuance and sale of the Shares, the Registration Statement, the Time of Sale Prospectus, the Prospectus and other related matters as the Underwriters may reasonably require.

(e)               Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise that, in the judgment of the Representative, is material and adverse and that makes it, in the judgment of the Representative, impracticable to proceed with the completion of the public offering or delivery of the Shares on the terms and in the manner contemplated by the Time of Sale Prospectus.

(f)                The Underwriters shall have received at each Closing Date a certificate, dated such date and signed by the President or any Vice President of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date as if made at such Closing Date (except to the extent that they relate solely to an earlier date, in which case they shall be true and accurate as of such earlier date), that the Company has performed all of its obligations to be performed hereunder on or prior to the Closing Date and that, subsequent to the execution and delivery of this Agreement, there shall not have occurred any material adverse change, or any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries considered as one enterprise, except as set forth in or contemplated by the Time of Sale Prospectus.

(g)               The Underwriters shall have received from Ernst & Young LLP (i) a letter, dated no earlier than the date hereof, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, and (ii) a letter, dated the Closing Date, which meets the above requirements, except that the specified date therein referring to certain procedures performed by Ernst & Young LLP will not be a date more than three business days prior to the Closing Date for purposes of this subsection.

(h)               At the Closing Date and each Date of Delivery, the representations and warranties of the Company contained herein shall be true and correct as if made on the Closing Date or such Date of Delivery (except to the extent that they relate solely to an earlier date, in which case they shall be true and correct as of such earlier date); and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement on the Closing Date shall be true and correct on and as of the Closing Date.

(i)                 In the event the Underwriters exercise the option to purchase additional Shares described in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company and United contained herein and the statements in any certificates furnished by the Company or United hereunder shall be true and correct as of each Date of Delivery (except those which speak as of a certain date, in which case as of such date), and, at the relevant Date of Delivery, the Underwriters shall have received: the opinions, certificates and other documents contemplated by Section 3(b), (c), (d), (f) and (g) hereof, each dated each such Date of Delivery, in substantially form previously delivered except the representation made or confirmed therein shall be made as of the Time of Sale, the Closing Date and such Date of Delivery.

If any condition specified in this Section 3 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Date, which notice shall be confirmed in writing by the Representatives as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 9 and except that Sections 6, 8, 9 and 10 shall survive any such termination and remain in full force and effect pursuant to Section 8.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

4.                  Certain Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a)               During the period described in the following sentence of this Section 4(a), the Company shall advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Time of Sale Prospectus or the Prospectus (except by documents filed under the Exchange Act) and will not effect such amendment or supplement (except by documents filed under the Exchange Act) without the consent of the Representative, which consent will not be unreasonably withheld. If, at any time after the public offering of the Shares, the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales of the Shares by an Underwriter or a dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus so that the statements therein will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, contain a material misstatement or omission, or if it is necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with law, the Company shall prepare and furnish at its expense to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, contain a material misstatement or omission, or amendments or supplements to the Registration Statement or the Prospectus so that the Registration Statement or the Prospectus, as so amended or supplemented, will comply with law and cause such amendments or supplements to be filed promptly with the Commission. If requested by the Underwriters, the Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the offering and shall file with the Commission such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.

(b)               During the period mentioned in paragraph (a) above, the Company shall notify each Underwriter immediately of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement to the Prospectus or any document that would as a result thereof be incorporated by reference in the Prospectus, (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission to the Company for any amendment to the Registration Statement or any supplement to the Prospectus or for additional information relating thereto or to any document incorporated by reference in the Prospectus and (v) receipt by the Company of any notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or the institution or threatening of any proceeding for any of such purposes; and the Company agrees to use every reasonable effort to prevent the issuance of any such stop order and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment and the Company shall endeavor (subject to the proviso to Section 4(g)), in cooperation with the Underwriters, to prevent the issuance of any such stop order suspending such qualification and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)               During the period mentioned in paragraph (a) above, the Company will furnish to each Underwriter as many conformed copies of the Registration Statement (as originally filed), the Time of Sale Prospectus, the Prospectus, and all amendments and supplements to such documents (excluding all exhibits and documents filed therewith or incorporated by reference therein) and as many conformed copies of all consents and certificates of experts, in each case as soon as available and in such quantities as each Underwriter reasonably requests.

(d)               Promptly following the execution of this Agreement, the Company will prepare a Prospectus that complies with the Securities Act and that sets forth the number of the Shares and their terms not otherwise specified in the preliminary prospectus or the Basic Prospectus included in the Registration Statement, the name of each Underwriter and the number of the Shares that each severally has agreed to purchase, the name of each Underwriter, if any, acting as representative of the Underwriters in connection with the offering, the price at which the Shares are to be purchased by the Underwriters from the Company, any initial public offering price, any selling concession and reallowance and any delayed delivery arrangements, and such other information as the Representatives and the Company deem appropriate in connection with the offering of the Shares. The Company will timely transmit copies of the Prospectus to the Commission for filing pursuant to Rule 424 under the Securities Act (without reliance on Rule 424(b)(8)).

(e)               The Company shall furnish to each Underwriter a copy of each free writing prospectus relating to the offering of the Shares prepared by or on behalf of, used by, or referred to by the Company and shall not use or refer to any proposed free writing prospectus to which the Representatives reasonably objects.

(f)                If the Time of Sale Prospectus or any “issuer free writing prospectus” is being used to solicit offers to buy the Shares at a time when a Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus or any “issuer free writing prospectus” in order to make the statements therein, in the light of the circumstances when it is delivered to a prospective purchaser, not misleading in any material respect, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus or any “issuer free writing prospectus” conflicts with the information contained in the Registration Statement then on file, or if it is necessary to amend or supplement the Time of Sale Prospectus or any “issuer free writing prospectus” to comply with applicable law, the Company shall forthwith prepare, file promptly with the Commission and furnish, at the Company’s expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Time of Sale Prospectus or such “issuer free writing prospectus” so that the statements in the Time of Sale Prospectus or such “issuer free writing prospectus”, as so amended or supplemented, will not, in the light of the circumstances when it is delivered to a prospective purchaser, be misleading in any material respect or so that the Time of Sale Prospectus or such “issuer free writing prospectus”, as so amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus or such “issuer free writing prospectus”, as amended or supplemented, will comply with applicable law.

(g)               The Company shall, in cooperation with the Underwriters, endeavor to arrange for the qualification of the Shares for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Representatives reasonably designates and will endeavor to maintain such qualifications in effect so long as required for the distribution of such Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities, (ii) file a general consent to service of process or (iii) subject itself to taxation in any such jurisdiction.

(h)               If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, then prior to the third anniversary the Company shall file a new shelf registration statement and take any other action necessary to permit the public offering of the Shares to continue without interruption, in which case references herein to the Registration Statement shall include the new registration statement as it shall become effective.

(i)                 With respect to each sale of the Shares, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(j)                 For a period of 30 days after the applicable Closing Date, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Commission a registration statement under the Securities Act relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (other than any registration statement on Form S-8 or any successor forms thereto, or relating solely to any of the employee benefit plans of the Company, as described in the Time of Sale Prospectus), or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities or publicly disclose the intention to undertake any of the foregoing, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives except for any transaction with the U.S. Treasury Department in connection with the Loan Program and the Payroll Support Program under the Coronavirus Aid, Relief, and Economic Security Act.

(k)               Notwithstanding the foregoing, such limitations shall not apply to: (i) the Shares to be sold hereunder; (ii) any shares of Common Stock of the Company issued (or withheld) upon the exercise of any options, restricted stock units or other equity-based awards under existing equity compensation plans and incentive retention plans described in the Time of Sale Prospectus; (iii) any options, restricted stock units or other equity-based awards granted under existing equity compensation plans and incentive retention plans; (iv) any warrants of the Company issued to the United States government, the U.S Department of Treasury or any similar agency under the Coronavirus Aid, Relief, and Economic Security Act (and any shares of Common Stock of the Company issued upon the exercise thereof); and (v) any of the actions described in the above paragraph with respect to the issuance of up to 5% of outstanding shares of Common Stock of the Company (or any securities convertible into or exercisable or exchangeable for such shares) in connection with any acquisitions, strategic partnerships or other commercial relationships, provided that the recipient of any such issuances described in this clause (vi) shall sign a lock-up agreement in the form attached hereto at Exhibit A.

(l)                 An application for the listing of the Shares shall have been submitted to the NASDAQ Global Select Market, and the NASDAQ Global Select shall have provided a notification to the Company confirming that the listing of the shares.

(m)               Each of the Company’s executive officers and directors shall have delivered to the Representatives fully-executed “lock-up” agreements, substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, and each such agreement, shall be in full force and effect on the applicable Closing Date and each Date of Delivery, as the case may be.

(n)                The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

5.                  Certain Covenants of the Underwriters. Each Underwriter represents, warrants and covenants that it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus; provided that this Section 5 shall not prevent any Underwriter from transmitting or otherwise making use of one or more customary “Bloomberg Screens” to offer the Shares or convey final pricing terms thereof that contain only information contained in the Time of Sale Prospectus.

6.                  Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and the affiliates of each Underwriter who have, or who are alleged to have, participated in the distribution of the Shares as underwriters, and each Person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any “issuer free writing prospectus” as defined in Rule 433(h) under the Securities Act, any “issuer information” that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or the Prospectus, or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any of the aforementioned losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus, or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Time of Sale Prospectus and the Prospectus furnished on behalf of each Underwriter: (i) the names of the Underwriters as set forth on the cover page of the Time of Sale Prospectus and the Prospectus; (ii) the fourth paragraph under the section “Underwriting;”(iii) the second sentence of the first paragraph under the heading“Underwriting—Price Stabilization, Short Positions;” (iv) the second paragraph under the heading “Underwriting—Price Stabilization, Short Positions;” (v) the third and fourth sentences of the third paragraph under the heading “Underwriting—Price Stabilization, Short Positions;” and (vi) the first and second full paragraphs under the heading Underwriting—Other Relationships” (with the preceding clauses (i)-(vi) being referred to as the “Underwriter Information”).

(b)               Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter but only with reference to the Underwriter Information provided by such Underwriter.

(c)               In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such paragraph. The indemnifying party, upon request of the indemnified party, shall, and the indemnifying party may elect to, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and the indemnifying party shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party shall have failed to retain counsel as required by the prior sentence to represent the indemnified party within a reasonable amount of time. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph (c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 90 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement, unless such fees and expenses are being disputed in good faith. The indemnifying party at any time may, subject to the last sentence of this paragraph (c), settle or compromise any proceeding described in this paragraph (c), at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)               To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is required to be made but is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the applicable indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of such Shares shall be deemed to be in the same respective proportions as the proceeds from the offering of such Shares received by the Company (before deducting expenses), less total underwriting discounts and commissions received by the Underwriters, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in Schedule I hereto, bear to the aggregate initial public offering price of such Shares. The relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or information supplied by any Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)               The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro  rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the Shares underwritten by it and distributed to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)                The indemnity and contribution provisions contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company, and (iii) acceptance of and payment for any of the Shares. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

7.                  Default by One or More of the Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of the Shares offered hereby, the Representatives may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the total number of the Shares with respect to which such default or defaults occurs exceeds 10% of the total number of the Shares and arrangements satisfactory to the Representative and the Company for purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 6. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

8.                  Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, or any of its representatives, officers or directors or any controlling person and will survive delivery of and payment for the Shares. If for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 10 hereof and the respective obligations of the Company and the Underwriters pursuant to Section 6 hereof shall remain in effect. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the occurrence of the termination of the Agreement pursuant to Section 7 or 9 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) reasonably incurred by the Underwriters in connection with the offering of such Shares and comply with its obligations under Sections 6 and 10 hereof.

9.                 Termination. This Agreement shall be subject to termination by notice given by the Representatives to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, or outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in the judgment of the Representative, is material and adverse or (v) there shall have occurred any major disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the judgment of the Representative, impracticable to market or deliver the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

10.              Payment of Expenses. As among the Company and the Underwriters, the Company shall pay all expenses incidental to the performance of the obligations under this Agreement, including the following:

(a)               expenses incurred in connection with (A) qualifying the Shares for offer and sale under the applicable securities or “blue sky” laws of such jurisdictions in the United States as the Representatives reasonably designates (including filing fees and fees and disbursements of counsel for the Underwriters in connection therewith), (B) endeavoring to maintain such qualifications in effect so long as required for the distribution of such Shares, (C) the review (if any) of the offering of the Shares by FINRA, (D) the determination of the eligibility of the Shares for investment under the laws of such jurisdictions as the Underwriters may designate and (E) the preparation and distribution of any blue sky or legal investment memorandum by Milbank LLP, Underwriters’ counsel;

(b)               expenses incurred in connection with the preparation and distribution to the Underwriters and the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters on their behalf and to any other dealers upon request, either of (A) amendments to the Registration Statement or amendments or supplements to the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not materially misleading or (B) amendments or supplements to the Registration Statement, the Time of Sale Prospectus, or the Prospectus so that the Registration Statement, the Time of Sale Prospectus or the Prospectus, as so amended or supplemented, will comply with law and the expenses incurred in connection with causing such amendments or supplements to be filed promptly with the Commission, all as set forth in Section 4(a) hereof;

(c)               the expenses incurred in connection with the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any issuer free writing prospectus and any amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares (within the time period required by Rule 456(b)(1), if applicable), and the cost of furnishing copies thereof to the Underwriters and dealers;

(d)               expenses incurred in connection with the preparation, printing and distribution of this Agreement, the Shares and the Prospectus Supplement;

(e)               expenses incurred in connection with the delivery of the Shares to the Underwriters;

(f)                reasonable fees and disbursements of the counsel and accountants for the Company;

(g)               fees and expenses of the transfer agent and incurred in connection with the listing of the Shares on the NASDAQ Global Market;

(h)               all other reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated by this Agreement (excluding the fees and disbursements of Milbank LLP as counsel for the Underwriters); and

(i)                 except as otherwise provided in the foregoing clauses (i) through (ix), all other expenses incidental to the performance of the Company’s obligations under this Agreement, other than pursuant to Section 6.

11.               Notices. All communications hereunder shall be in writing and effective only upon receipt and, if sent to the Underwriters, shall be mailed, delivered or sent by facsimile transmission and confirmed to the Underwriters c/o Morgan Stanley & Co. LLC 1585 Broadway, New York, New York 10036 Attention: Equity Syndicate Desk and c/o Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attention: Syndicate Registration Fax: (646) 834-8133, and, if sent to the Company, shall be mailed, delivered or sent by facsimile transmission and confirmed to it at 233 South Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer and General Counsel, facsimile number (872) 825-0316; provided, however, that any notice to an Underwriter pursuant to Section 6 shall be sent by facsimile transmission or delivered and confirmed to such Underwriter.

12.               Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

13.               Authority of the Representatives. The Representatives are authorized to act for the several Underwriters in connection with this purchase, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

14.               Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.               Recognition of the U.S. Special Resolution Regimes. (a) In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)               In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.              Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

17.              APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18.              Submission to Jurisdiction; Venue; Waiver of Jury Trial.

(a)               Each party hereto hereby irrevocably agrees, accepts and submits itself to the exclusive jurisdiction of the courts of the State of New York in the City and County of New York and of the United States for the Southern District of New York, in connection with any legal action, suit or proceeding with respect to any matter relating to or arising out of or in connection with this Agreement. Each of the parties to this Agreement agrees that a final action in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other lawful manner.

(b)               Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert, by stay of motion, as a defense, or otherwise, in any legal action or proceeding brought hereunder in any of the above-named courts, that such action or proceeding is brought in an inconvenient forum, or that venue for the action or proceeding is improper.

(c)               Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement.

19.               No Fiduciary Duty. The Company hereby acknowledges that in connection with the offering of the Shares: (a) the Underwriters have acted at arm’s length and are not agents of and owe no fiduciary duties to the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (c) the Underwriters may have interests that differ from those of the Company. The Company acknowledges that the Underwriters and their affiliates may provide financing or other services to parties whose interests may conflict with those of the Company and may enter into transactions in the Company’s common stock or other securities, including the Shares, for their accounts and their customers’ accounts. The Company acknowledges that they are not relying on the advice of the Underwriters for tax, legal or accounting matters, that they are seeking and will rely on the advice of their own professionals and advisors for such matters and that they will make an independent analysis and decision regarding the offering of the Shares based upon such advice. The Company agrees it they will determine, without reliance upon the Underwriters or their affiliates, the economic risks and merits, as well as the legal, regulatory, tax and accounting characterizations and consequences, of the transactions herein, and that they are capable of assuming the risks of entering into the transactions described herein. The Company acknowledges that the Underwriters are not in the business of providing tax advice and that they have received tax advice from their own tax advisors with appropriate expertise to assess any tax risks. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

20.               Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

United aIRLINES Holdings, Inc.

By:	/s/ Gerald Laderman
Name: Gerald Laderman
Title: Executive Vice President and Chief
Financial Officer

[Underwriting Agreement – Signature Page]

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written

MORGAN STANLEY & CO. LLC

By:	/s/ Akanksha Agarwal
Name: Akanksha Agarwal
Title: Vice President

[Underwriting Agreement – Signature Page]

The foregoing Underwriting Agreement
is hereby confirmed and accepted
as of the date first above written

BARCLAYS CAPITAL INC.

By:	/s/ Victoria Hale
Name: Victoria Hale
Title: Vice President

[Underwriting Agreement – Signature Page]

SCHEDULE I

Underwriters	Shares
Morgan Stanley & Co. LLC	19,625,000
Barclays Capital Inc.	19,625,000
Total:	39,250,000

SCHEDULE II

Information conveyed orally by the Underwriters to

purchasers included in the Time of Sale Prospectus

1.       Offering price: $26.50

2.       Number of Initial Shares offered: 39,250,000

In connection with this offering, the Company granted the Underwriters an option to purchase up to 3,925,000 shares of common stock, $0.01 par value per share

Issuer Free Writing Prospectus

None

Exhibit A

FORM OF LOCK-UP AGREEMENT

____________, 2020

BARCLAYS CAPITAL INC.

MORGAN STANLEY & CO. LLC

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

c/o Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

c/o Morgan Stanley & Co. LLC

180 Varick Street, 2nd Floor

New York, NY 10014

As representatives of the several underwriters

named in Schedule I hereto

Re:     United Airlines Holdings, Inc. --- Equity Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with United Airlines Holdings, Inc, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) of the common stock, par value $0.01, of the Company (the “Common Stock”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement, purchase the Common Stock and conduct the Public Offering of the Common Stock, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of each of the Representatives, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending at the close of business 30 days after the date of the Underwriting Agreement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) (collectively with the Common Stock, the “Lock-Up Securities”), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Lock-Up Securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Lock-Up Securities, or (4) publicly disclose the intention to do any of the foregoing. The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (whether by the undersigned or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any Lock-Up Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Lock-up Securities, in cash or otherwise.

The foregoing paragraph shall not apply to (1) transfers of shares of Common Stock (i) pursuant to a will or the laws of intestacy or otherwise by operation of law, including pursuant to a domestic order or a negotiated divorce settlement; (ii) as a bona fide gift or gifts; (iii) to any trust for the direct or indirect benefit of the family members; or (iv) to a family member (provided that, in each such case, (a) the transferee must execute a lock-up agreement in the same form as this Letter Agreement, and (b) such transfers would not require any public filings or reports during the 30-day period referred to above, and no such public filings or reports would be made voluntarily during such 30-day period) or (2) transfers to the Company of shares of Common Stock upon a vesting event to cover tax withholding obligations of the undersigned in connection with such vesting or exercise.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by ______________, 2020, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

[Signature page follows]

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: